EXHIBIT 99.1 News release
HP Reports Third Quarter 2008 Results

Editorial Contacts:

David Shane, HP
+1 650 857 3859
david.shane@hp.com

Emma McCulloch, HP
+ 1 650 857 4183
emcculloch@hp.com

Asa Svanstrom, HP
+ 1 650 857 2246 (Investors)
asa.svanstrom@hp.com

HP Media Hotline
+1 866 266 7272
pr@hp.com
www.hp.com/go/newsroom

Hewlett-Packard Company
3000 Hanover Street
Palo Alto, CA 94304
www.hp.com

• • • •	Third quarter net revenue up 10%, or $2.7 billion, from a year earlier to $28.0 billion

Third quarter GAAP operating profit up 20% to $2.5 billion; $0.80 earnings per share, up from $0.66 a year earlier

Third quarter non-GAAP operating profit up 20% to $2.7 billion; $0.86 earnings per share, up from $0.71 a year earlier

Strong third quarter cash flow from operations of $3.4 billion

PALO ALTO, Calif., Aug 19, 2008 – HP today announced financial results for its third fiscal quarter ended July 31, 2008, with net revenue of $28.0 billion, up 10% from a year earlier and up 5% when adjusted for the effects of currency.

In the third quarter, GAAP operating profit was $2.5 billion and GAAP diluted earnings per share (EPS) was $0.80, up from $0.66 in the prior-year period. Non-GAAP operating profit was $2.7 billion, with non-GAAP diluted EPS of $0.86, up from $0.71 in the prior-year period. Non-GAAP financial information excludes $161 million of adjustments on an after-tax basis, or $0.06 per diluted share, related primarily to amortization of purchased intangibles.

“By accelerating our enterprise growth and executing well across the portfolio, HP delivered a strong third quarter performance,” said Mark Hurd, HP chairman and chief executive officer. “Our global position, broad product and services offerings and incremental cost saving opportunities make us confident that we’ll continue to meaningfully expand earnings.”

	Q3 FY08	Q3 FY07	Y/Y
Net revenue ($B)	$ 28.0	$ 25.4	10%
GAAP operating margin	9.0%	8.3%	0.7 pts
GAAP net earnings ($B)	$ 2.0	$ 1.8	14%
GAAP diluted EPS	$ 0.80	$ 0.66	21%
Non-GAAP operating margin	9.8%	9.0%	0.8 pts
Non-GAAP net earnings ($B)	$ 2.2	$ 1.9	14%
Non-GAAP diluted EPS	$ 0.86	$ 0.71	21%

Information about HP’s use of non-GAAP financial information is provided under “Use of non-GAAP financial information” below.

Revenue in the Americas grew 4% on a year-over-year basis to $11.6 billion. Revenue grew 16% in Europe, the Middle East and Africa to $11.2 billion. Revenue grew 14% in Asia Pacific to $5.2 billion. When adjusted for the effects of currency, revenue in the Americas grew 3%, revenue in Europe, the Middle East and Africa grew 5%, and revenue in Asia Pacific grew 8%. Revenue from outside of the United States in the third quarter was 68% of the total, with revenue in the BRIC countries (Brazil, Russia, India and China) growing 24% over the prior-year period and accounting for 10% of total revenue.

Personal Systems Group
Personal Systems Group (PSG) revenue grew 15% year over year to $10.3 billion, with unit shipments up 20% on a year-over-year basis. Notebook revenue for the quarter grew 26% over the prior-year period, while Desktop revenue increased 6%. Commercial client revenue grew 15% year over year, while Consumer client revenue increased 17%. Operating profit was $587 million, or 5.7% of revenue, up from $519 million, or 5.8% of revenue, in the prior-year period.

Imaging and Printing Group
Imaging and Printing Group (IPG) revenue grew 3% year over year to $7.0 billion. On a year-over-year basis, supplies revenue grew 11%, Commercial hardware revenue declined 5% and Consumer hardware revenue declined 14%. Printer unit shipments declined 2% year over year, with Consumer printer hardware units flat and Commercial printer hardware units down 9%. Operating profit was $1.0 billion, or 15.0% of revenue, versus $981 million, or 14.5% of revenue, in the prior-year period.

Enterprise Storage and Servers
Enterprise Storage and Servers (ESS) reported revenue of $4.7 billion, up 5% over the prior-year period fueled by ESS blades, which grew 66%, and Storage, which grew 16%. Storage revenue growth was fueled by the midrange EVA line and the low-end MSA line, which each grew 19%. On a year-over-year basis, Industry Standard Server revenue grew 2%. Business Critical Systems revenue increased 2%. Operating profit was $544 million, or 11.5% of revenue, up from $507 million, or 11.2% of revenue, in the prior-year period.

HP Services
HP Services (HPS) revenue increased 14% year over year to $4.8 billion. Revenue in Technology Services grew 13% with Consulting and Integration and Outsourcing Services up 13% and 18%, respectively, compared with the prior-year period. Operating profit was $574 million, or 12.1% of revenue, up from $417 million, or 10.0% of revenue, in the prior-year period.

HP Software
HP Software revenue grew 29% compared with the prior-year period to $781 million, led by 32% growth in the Business Technology Optimization portfolio. Operating profit was $122 million, or 15.6% of revenue, up from $51 million, or 8.4% of revenue, in the prior-year period.

Financial Services
HP Financial Services (HPFS) reported revenue of $680 million, an increase of 17% year over year. Financing volume and net portfolio assets increased 15% and 13%, respectively, over the prior-year period. Operating margin was 7.5% of revenue, up from 6.7% in the comparable period last year.

Asset management
HP generated $3.4 billion in cash flow from operations for the quarter. Inventory ended the quarter at $8.2 billion, down 3 days over the prior year. Accounts receivable of $13.8 billion was up 2 days over the prior-year period. Accounts payable ended the quarter at $14 billion up 5 days from the prior-year period. HP’s dividend payment of $0.08 per share in the third quarter resulted in cash usage of $197 million. HP utilized $1.6 billion of cash during the third quarter to repurchase approximately 34 million shares of common stock from the open market. HP exited the quarter with $14.9 billion in gross cash, which includes cash and cash equivalents of $14.8 billion, short-term investments of $64 million, and certain long-term investments of $101 million.

Outlook
HP estimates fourth quarter FY08 revenue will be approximately $30.2 billion to $30.3 billion.

Fourth quarter FY08 GAAP diluted EPS is expected to be approximately $0.95 to $0.97 and non-GAAP diluted EPS is expected to be approximately $1.01 to $1.03. Fourth quarter FY08 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.06 per share, related primarily to the amortization of purchased intangibles.

These estimates do not reflect the anticipated financial impact of HP’s acquisition of Electronic Data Systems Corporation, which is expected to be completed in the fourth quarter of FY08.

More information on HP’s quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on HP’s Investor Relations website at www.hp.com/investor/home.

HP’s Q3 FY08 earnings conference call is accessible via an audio webcast at www.hp.com/investor/q32008webcast.

About HP
HP focuses on simplifying technology experiences for all of its customers – from individual consumers to the largest businesses. With a portfolio that spans printing, personal computing, software, services and IT infrastructure, HP is among the world’s largest IT companies, with revenue totaling $113.1 billion for the four fiscal quarters ended July 31, 2008. More information about HP (NYSE: HPQ) is available at http://www.hp.com/.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results for this quarter and prior periods is included in the tables below. In addition, an explanation of the ways in which HP management uses these non-GAAP measures to evaluate its business, the substance behind HP management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP management compensates for those limitations, and the substantive reasons why HP management believes that these non-GAAP measures provide useful information to investors is included under “Use of Non-GAAP Financial

Measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for operating profit, operating margin, net earnings, diluted earnings per share, or cash and cash equivalents prepared in accordance with GAAP.

Forward-looking statements
This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, earnings, tax provisions, cash flows, benefit obligations, share repurchases, acquisition synergies or other financial items; any statements of the plans, strategies, and objectives of management for future operations, including execution of cost reduction programs and restructuring and integration plans; any statements concerning the expected development, performance or market share relating to products or services; any statements regarding pending business combination transactions; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include macroeconomic and geopolitical trends and events; execution and performance of contracts by suppliers, customers and partners; the challenge of managing asset levels, including inventory; the difficulty of aligning expense levels with revenue changes; assumptions related to pension and other post-retirement costs; expectations and assumptions relating to the execution and timing of cost reduction programs and restructuring and integration plans; the possibility that the expected benefits of pending business combination transactions may not materialize as expected or that the transactions may not be timely completed; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2007 and HP’s other filings with the Securities and Exchange Commission, including HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2008. As in prior periods, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be meaningful, these amounts could differ materially from actual reported amounts in HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2008. In particular, determining HP’s actual tax balances and provisions as of July 31, 2008 and for the fiscal quarter then ended requires extensive internal and external review of tax data (including consolidating and reviewing the tax provisions of numerous domestic and foreign entities), which is being completed in the ordinary course of preparing HP’s Form 10-Q. HP assumes no obligation and does not intend to update these forward-looking statements.

Note to editors: More news from HP, including links to RSS feeds, is available at http://www.hp.com/hpinfo/newsroom/.

© 2008 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.
8/2008

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Three months ended
	July 31,	April 30,	July 31,
	2008	2008	2007
Net revenue	$28,032	$28,262	$25,377

Costs and expenses(a):
Cost of sales	21,253	21,261	19,164
Research and development	895	908	917
Selling, general and administrative	3,137	3,275	3,002
Amortization of purchased intangible assets	213	211	183
In-process research and development charges	--	13	--
Restructuring	5	4	(5)
Total costs and expenses	25,503	25,672	23,261

Earnings from operations	2,529	2,590	2,116

Interest and other, net	23	3	170

Earnings before taxes	2,552	2,593	2,286

Provision for taxes(b)	525	536	508

Net earnings	$2,027	$2,057	$1,778

Net earnings per share:
Basic	$0.82	$0.83	$0.68
Diluted	$0.80	$0.80	$0.66

Cash dividends declared per share	$0.16	$--	$0.16

Weighted-average shares used to compute net earnings per share:
Basic	2,459	2,473	2,600
Diluted	2,533	2,557	2,697

(a) Stock-based compensation expense included under SFAS 123(R) was as follows:
Cost of sales	$34	$36	$34
Research and development	16	19	19
Selling, general and administrative	90	97	91
Total costs and expenses	$140	$152	$144

(b) Tax benefit from stock-based compensation	$(38)	$(45)	$(36)

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Nine months ended
	July 31,	July 31,
	2008	2007
Net revenue	$84,761	$75,993

Costs and expenses(a):
Cost of sales	64,013	57,583
Research and development	2,701	2,697
Selling, general and administrative	9,653	8,954
Amortization of purchased intangible assets	630	596
In-process research and development charges	13	186
Restructuring	19	407
Pension curtailments and pension settlements, net	--	(517)
Total costs and expenses	77,029	69,906

Earnings from operations	7,732	6,087

Interest and other, net	98	391

Earnings before taxes	7,830	6,478

Provision for taxes(b)	1,613	1,378

Net earnings	$6,217	$5,100

Net earnings per share:
Basic	$2.49	$1.93
Diluted	$2.41	$1.87

Cash dividends declared per share	$0.32	$0.32

Weighted-average shares used to compute net earnings per share:
Basic	2,497	2,648
Diluted	2,577	2,734

(a) Stock-based compensation expense included under SFAS 123(R) was as follows:
Cost of sales	$106	$121
Research and development	55	56
Selling, general and administrative	288	284
Total costs and expenses	$449	$461

(b) Tax benefit from stock-based compensation	$(130)	$(128)

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three		Three		Three
	months	Diluted	months	Diluted	months	Diluted
	ended	earnings	ended	earnings	ended	earnings
	July 31,	per	April 30,	per	July 31,	per
	2008	share	2008	share	2007	share

GAAP net earnings	$2,027	$0.80	$2,057	$0.80	$1,778	$0.66

Non-GAAP adjustments:
Amortization of purchased intangible
assets	213	0.08	211	0.08	183	0.07
In-process research and development
charges	--	--	13	0.01	--	--
Restructuring	5	--	4	--	(5)	--
Pension curtailments and pension
settlements, net	--	--	--	--	--	--
Adjustments for taxes	(57)	(0.02)	(56)	(0.02)	(44)	(0.02)

Non-GAAP net earnings	$2,188	$0.86	$2,229	$0.87	$1,912	$0.71

GAAP earnings from operations	$2,529		$2,590		$2,116

Non-GAAP adjustments:
Amortization of purchased intangible
assets	213		211		183
In-process research and development
charges	--		13		--
Restructuring	5		4		(5)
Pension curtailments and pension
settlements, net	--		--		--

Non-GAAP earnings from operations	$2,747		$2,818		$2,294

GAAP operating margin	9%		9%		8%
Non-GAAP adjustments	1%		1%		1%

Non-GAAP operating margin	10%		10%		9%

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Nine months	Diluted	Nine months	Diluted
	ended	earnings	ended	earnings
	July 31,	per	July 31,	per
	2008	share	2007	share

GAAP net earnings	$6,217	$2.41	$5,100	$1.87

Non-GAAP adjustments:
Amortization of purchased intangible assets	630	0.24	596	0.22
In-process research and development charges	13	0.01	186	0.07
Restructuring	19	0.01	407	0.15
Pension curtailments and pension settlements, net	--	--	(517)	(0.19)
Adjustments for taxes	(171)	(0.07)	(114)	(0.05)

Non-GAAP net earnings	$6,708	$2.60	$5,658	$2.07

GAAP earnings from operations	$7,732		$6,087

Non-GAAP adjustments:
Amortization of purchased intangible assets	630		596
In-process research and development charges	13		186
Restructuring	19		407
Pension curtailments and pension settlements, net	--		(517)

Non-GAAP earnings from operations	$8,394		$6,759

GAAP operating margin	9%		8%
Non-GAAP adjustments	1%		1%

Non-GAAP operating margin	10%		9%

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)

	July 31,	October 31,
	2008	2007
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$14,783	$11,293
Short-term investments	64	152
Accounts receivable	13,754	13,420
Financing receivables	2,594	2,507
Inventory	8,160	8,033
Other current assets	11,681	11,997

Total current assets	51,036	47,402

Property, plant and equipment	7,971	7,798

Long-term financing receivables and other assets	10,306	7,647

Goodwill and purchased intangible assets	26,581	25,852

Total assets	$95,894	$88,699

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$3,591	$3,186
Accounts payable	14,021	11,787
Employee compensation and benefits	3,206	3,465
Taxes on earnings	806	1,891
Deferred revenue	5,664	5,025
Other accrued liabilities	14,612	13,906

Total current liabilities	41,900	39,260

Long-term debt	6,628	4,997
Other liabilities	8,871	5,916

Stockholders' equity	38,495	38,526

Total liabilities and stockholders' equity	$95,894	$88,699

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Three months	Nine months
	ended	ended
	July 31, 2008	July 31, 2008
Cash flows from operating activities:
Net earnings	$2,027	$6,217
Adjustments to reconcile net earnings to net cash provided
by operating activities:
Depreciation and amortization	759	2,268
Stock-based compensation expense	140	449
Provision for bad debt and inventory	111	296
In-process research and development charges	--	13
Restructuring	5	19
Deferred taxes on earnings	177	1,163
Excess tax benefit from stock-based compensation	(50)	(213)
Other, net	(2)	(25)

Changes in assets and liabilities:
Accounts and financing receivables	(239)	(437)
Inventory	(541)	(255)
Accounts payable	1,590	2,148
Taxes on earnings	101	(269)
Restructuring	(14)	(69)
Other assets and liabilities	(701)	10
Net cash provided by operating activities	3,363	11,315

Cash flows from investing activities:
Investment in property, plant and equipment	(651)	(1,966)
Proceeds from sale of property, plant and equipment	78	271
Purchases of available-for-sale securities and other investments	(8)	(86)
Maturities and sales of available-for-sale securities and other
investments	21	212
Payments made in connection with business acquisitions, net	(213)	(1,478)
Net cash used in investing activities	(773)	(3,047)

Cash flows from financing activities:
Issuance (repayment) of commercial paper and notes payable, net	1,877	(21)
Issuance of debt	36	3,054
Payment of debt	(43)	(1,051)
Issuance of common stock under employee stock plans	430	1,347
Repurchase of common stock	(1,551)	(7,720)
Excess tax benefit from stock-based compensation	50	213
Dividends	(197)	(600)
Net cash provided by (used in) financing activities	602	(4,778)

Increase in cash and cash equivalents	3,192	3,490
Cash and cash equivalents at beginning of period	11,591	11,293
Cash and cash equivalents at end of period	$14,783	$14,783

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	July 31,	April 30,	July 31,
	2008	2008	2007(a)
Net revenue:

Enterprise Storage and Servers	$4,741	$4,780	$4,516
HP Services	4,753	4,627	4,165
HP Software	781	727	606
Technology Solutions Group	10,275	10,134	9,287
Personal Systems Group	10,254	10,071	8,894
Imaging and Printing Group	6,979	7,591	6,751
HP Financial Services	680	685	582
Corporate Investments	271	230	220
Total Segments	28,459	28,711	25,734
Eliminations of intersegment net revenue and other	(427)	(449)	(357)

Total HP Consolidated	$28,032	$28,262	$25,377

Earnings (Loss) from operations:

Enterprise Storage and Servers	$544	$655	$507
HP Services	574	508	417
HP Software	122	93	51
Technology Solutions Group	1,240	1,256	975
Personal Systems Group	587	544	519
Imaging and Printing Group	1,048	1,230	981
HP Financial Services	51	47	39
Corporate Investments	26	6	(5)
Total Segments	2,952	3,083	2,509

Corporate and unallocated costs and eliminations	(85)	(134)	(101)
Unallocated costs related to stock-based compensation
expense	(120)	(131)	(114)
Amortization of purchased intangible assets	(213)	(211)	(183)
In-process research and development charges	--	(13)	--
Restructuring	(5)	(4)	5
Pension curtailments and pension settlements, net	--	--	--
Interest and other, net	23	3	170

Total HP Consolidated Earnings Before Taxes	$2,552	$2,593	$2,286

(a)	Certain fiscal 2008 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2007, the reclassifications resulted in the transfer of revenue and operating profit among the Enterprise Storage and Servers, HP Services and HP Software segments within the Technology Solutions Group. There was no impact on the previously reported financial results for the other segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Nine months ended July 31,
	2008	2007(a)

Net revenue:

Enterprise Storage and Servers	$14,341	$13,531
HP Services	13,758	12,222
HP Software	2,174	1,772
Technology Solutions Group	30,273	27,525
Personal Systems Group	31,116	26,276
Imaging and Printing Group	21,882	20,911
HP Financial Services	2,007	1,679
Corporate Investments	719	552
Total Segments	85,997	76,943
Eliminations of intersegment net revenue and other	(1,236)	(950)

Total HP Consolidated	$84,761	$75,993

Earnings (Loss) from operations:

Enterprise Storage and Servers	$1,872	$1,412
HP Services	1,571	1,272
HP Software	266	76
Technology Solutions Group	3,709	2,760
Personal Systems Group	1,759	1,350
Imaging and Printing Group	3,428	3,221
HP Financial Services	141	107
Corporate Investments	40	(52)
Total Segments	9,077	7,386

Corporate and unallocated costs and eliminations	(308)	(242)
Unallocated costs related to stock-based compensation expense	(375)	(385)
Amortization of purchased intangible assets	(630)	(596)
In-process research and development charges	(13)	(186)
Restructuring	(19)	(407)
Pension curtailments and pension settlements, net	--	517
Interest and other, net	98	391

Total HP Consolidated Earnings Before Taxes	$7,830	$6,478

(a)	Certain fiscal 2008 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2007, the reclassifications resulted in the transfer of revenue and operating profit among the Enterprise Storage and Servers, HP Services and HP Software segments within the Technology Solutions Group. There was no impact on the previously reported financial results for the other segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	July 31,	April 30,	July 31,
	2008	2008	2007(a)
Net revenue:

Industry standard servers	$2,874	$2,818	$2,814
Business critical systems	829	919	811
Storage	1,038	1,043	891
Enterprise Storage and Servers	4,741	4,780	4,516
Technology services	2,394	2,331	2,128
Outsourcing services	1,456	1,370	1,239
Consulting and integration	903	926	798
HP Services	4,753	4,627	4,165
Business technology optimization(b)	642	593	487
Other(b)	139	134	119
HP Software	781	727	606
Technology Solutions Group	10,275	10,134	9,287
Notebooks	5,350	5,373	4,254
Desktops	4,158	3,921	3,933
Workstations	468	494	441
Handhelds	90	102	116
Other	188	181	150
Personal Systems Group	10,254	10,071	8,894
Commercial Hardware	1,567	1,811	1,658
Consumer Hardware	861	974	996
Supplies	4,551	4,812	4,097
Other	--	(6)	--
Imaging and Printing Group	6,979	7,591	6,751
HP Financial Services	680	685	582
Corporate Investments	271	230	220
Total Segments	28,459	28,711	25,734

Eliminations of intersegment net revenue and other	(427)	(449)	(357)

Total HP Consolidated	$28,032	$28,262	$25,377

(a)	Certain fiscal 2008 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2007, the reclassifications resulted in the transfer of revenue among Enterprise Storage and Servers, HP Services and HP Software segments within the Technology Solutions Group. In addition, revenue was transferred among the business units within the Imaging and Printing Group and among the business units within the Personal Systems Group, but there was no change to the previously reported revenue for either segment as a whole. There was no impact on the previously reported financial results for the HP Financial Services and Corporate Investments segments.

(b)	The OpenView business unit was renamed as “Business Technology Optimization” and the OpenCall and Other business unit was renamed as “Other” effective in fiscal 2008. The renamed “Other” business unit includes primarily the OpenCall and Business Information Optimization products.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)

	Nine months ended July 31,
	2008	2007(a)

Net revenue:

Industry standard servers	$8,680	$8,321
Business critical systems	2,603	2,519
Storage	3,058	2,691
Enterprise Storage and Servers	14,341	13,531
Technology services	6,966	6,310
Outsourcing services	4,129	3,568
Consulting and integration	2,663	2,344
HP Services	13,758	12,222
Business technology optimization(b)	1,783	1,384
Other(b)	391	388
HP Software	2,174	1,772
Technology Solutions Group	30,273	27,525
Notebooks	16,387	12,486
Desktops	12,480	11,667
Workstations	1,429	1,248
Handhelds	281	423
Other	539	452
Personal Systems Group	31,116	26,276
Commercial Hardware	5,104	4,983
Consumer Hardware	3,015	3,245
Supplies	13,762	12,683
Other	1	--
Imaging and Printing Group	21,882	20,911
HP Financial Services	2,007	1,679
Corporate Investments	719	552
Total Segments	85,997	76,943

Eliminations of intersegment net revenue and other	(1,236)	(950)

Total HP Consolidated	$84,761	$75,993

(a)	Certain fiscal 2008 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2007, the reclassifications resulted in the transfer of revenue among Enterprise Storage and Servers, HP Services and HP Software segments within the Technology Solutions Group. In addition, revenue was transferred among the business units within the Imaging and Printing Group and among the business units within the Personal Systems Group, but there was no change to the previously reported revenue for either segment as a whole. There was no impact on the previously reported financial results for the HP Financial Services and Corporate Investments segments.

(b)	The OpenView business unit was renamed as “Business Technology Optimization” and the OpenCall and Other business unit was renamed as “Other” effective in fiscal 2008. The renamed “Other” business unit includes primarily the OpenCall and Business Information Optimization products.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended
	July 31,	April 30,	July 31,
	2008	2008	2007
Numerator:
Net earnings	$2,027	$2,057	$1,778
Adjustment for interest expense on zero-coupon
subordinated convertible notes, net of taxes	--	1	1

Net earnings, adjusted	$2,027	$2,058	$1,779

Denominator:
Weighted-average shares used to compute basic EPS	2,459	2,473	2,600
Effect of dilutive securities:
Dilution from employee stock plans	74	79	89
Zero-coupon subordinated convertible notes	--	5	8
Dilutive potential common shares	74	84	97

Weighted-average shares used to compute diluted EPS	2,533	2,557	2,697

Net earnings per share:
Basic(a)	$0.82	$0.83	$0.68
Diluted(b)	$0.80	$0.80	$0.66

(a)	HP’s basic earnings per share was calculated based on net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)	The diluted earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options and conversion of debt, except when such issuances would be antidilutive.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Nine months ended July 31,
	2008	2007

Numerator:
Net earnings	$6,217	$5,100
Adjustment for interest expense on zero-coupon
subordinated convertible notes, net of taxes	3	5

Net earnings, adjusted	$6,220	$5,105

Denominator:
Weighted-average shares used to compute basic EPS	2,497	2,648
Effect of dilutive securities:
Dilution from employee stock plans	76	78
Zero-coupon subordinated convertible notes	4	8
Dilutive potential common shares	80	86

Weighted-average shares used to compute diluted EPS	2,577	2,734

Net earnings per share:
Basic(a)	$2.49	$1.93
Diluted(b)	$2.41	$1.87

(a)	HP’s basic earnings per share was calculated based on net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)	The diluted earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options and conversion of debt, except when such issuances would be antidilutive.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NON-GAAP NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended
	July 31,	April 30,	July 31,
	2008	2008	2007
Numerator:
Non-GAAP net earnings	$2,188	$2,229	$1,912
Adjustment for interest expense on zero-coupon
subordinated convertible notes, net of taxes	--	1	1

Non-GAAP net earnings, adjusted	$2,188	$2,230	$1,913

Denominator:
Weighted-average shares used to compute basic EPS	2,459	2,473	2,600
Effect of dilutive securities:
Dilution from employee stock plans	74	79	89
Zero-coupon subordinated convertible notes	--	5	8
Dilutive potential common shares	74	84	97

Weighted-average shares used to compute diluted EPS	2,533	2,557	2,697

Non-GAAP net earnings per share:
Basic(a)	$0.89	$0.90	$0.74
Diluted(b)	$0.86	$0.87	$0.71

(a)	HP’s basic non-GAAP earnings per share was calculated based on non-GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)	HP’s diluted non-GAAP earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options and conversion of debt, except when such issuances would be antidilutive.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NON-GAAP NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Nine months ended July 31,
	2008	2007

Numerator:
Non-GAAP net earnings	$6,708	$5,658
Adjustment for interest expense on zero-coupon
subordinated convertible notes, net of taxes	3	5

Non-GAAP net earnings, adjusted	$6,711	$5,663

Denominator:
Weighted-average shares used to compute basic EPS	2,497	2,648
Effect of dilutive securities:
Dilution from employee stock plans	76	78
Zero-coupon subordinated convertible notes	4	8
Dilutive potential common shares	80	86

Weighted-average shares used to compute diluted EPS	2,577	2,734

Non-GAAP net earnings per share:
Basic(a)	$2.69	$2.14
Diluted(b)	$2.60	$2.07

(a)	HP’s basic non-GAAP earnings per share was calculated based on non-GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)	HP’s diluted non-GAAP earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options and conversion of debt, except when such issuances would be antidilutive.

Use of Non-GAAP Financial Measures

To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP operating profit is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP net earnings is net earnings. The GAAP measure most directly comparable to non-GAAP diluted earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above.

Use and Economic Substance of Non-GAAP Financial Measures Used by HP

Non-GAAP operating profit and non-GAAP operating margin are defined to exclude the effects of any restructuring charges, charges relating to the amortization of purchased intangible assets, pension curtailment and settlement gains and losses, and in-process research and development charges recorded during the relevant period. Non-GAAP net earnings and non-GAAP diluted earnings per share consist of net earnings or diluted net earnings per share excluding those same charges. In addition, non-GAAP net earnings and non-GAAP diluted earnings per share are adjusted by the amount of additional taxes or tax benefit associated with each non-GAAP item. HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding those items mentioned above from these non-GAAP financial measures allows HP management to better understand HP’s consolidated financial performance in relationship to the operating results of HP’s segments, as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

•	Restructuring charges consist of costs primarily related to severance and benefits for employees terminated pursuant to a formal restructuring plan, including strategic reallocations or workforce reductions and early retirement programs. HP excludes these restructuring costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP’s current operating performance or comparisons to HP’s past operating performance.

•	Purchased intangible assets consist primarily of customer contracts, customer lists, distribution agreements, technology patents, and products, trademarks and trade names purchased in connection with acquisitions. HP incurs charges relating to the amortization of these intangibles, and those charges are included in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. Amortization charges for HP’s purchased intangible assets are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of HP’s acquisitions. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

•	In the first quarter of fiscal 2007, HP recognized a net curtailment gain for its non-U.S. pension plans. The net gain primarily reflects a plan design change in Mexico where HP ceased pension accruals for current employees who did not meet defined criteria based on age and years of service (calculated as of December 31, 2006). In the second quarter of fiscal 2007, HP recorded a pension curtailment gain primarily resulting from the decision to cease pension accruals under its U.S. defined benefit pension plan for all employees who were still accruing benefits under that plan. The curtailment gain was partially offset primarily by a settlement expense associated with the distribution and subsequent transfer of accrued pension benefits from HP’s U.S. Excess Benefit Plan to HP’s U.S. Executive Deferred Compensation Plan for the terminated vested plan participants. Because pension curtailment gains and pension settlement losses are inconsistent in amount and frequency, HP believes that eliminating these gains and losses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

•	In-process research and development charges relate to amounts assigned to tangible and intangible assets to be used in research and development projects that have no alternative future use and therefore are charged to expense at the acquisition date. Charges for in-process research and development in connection with HP’s acquisitions are reflected in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. In-process research and development expenses are not indicative of HP’s ongoing operating costs and are generally unpredictable. Accordingly, HP believes that eliminating these expenses for purposes of calculating these non-GAAP measures contributes to a meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. HP’s management uses gross cash for the purpose of determining the amount of cash available for investment in HP’s businesses, funding strategic acquisitions, repurchasing stock and other purposes. HP’s management also uses gross cash for the purposes of evaluating HP’s historical and prospective liquidity, as well as to further its own understanding of HP’s segment operating results. Because gross cash includes liquid assets that are not included in GAAP cash and cash equivalents, HP believes that gross cash provides a more accurate and complete assessment of HP’s liquidity and segment operating results.

Material Limitations Associated with Use of Non-GAAP Financial Measures

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•	Items such as amortization of purchased intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

•	Items such as restructuring charges that are excluded from non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share can have a material impact on cash flows and earnings per share.

•	HP may not be able to liquidate immediately the long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

•	Other companies may calculate non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash differently than HP does, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

HP compensates for the limitations on its use of non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this press release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review carefully those reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors

HP believes that providing non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision-making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that are calculated in a similar manner.